U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-k

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

of earliest event reported)

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 13, 2014

 Commission File No. 000-53674

Revolutionary Concepts, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0094868
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1914 JN Pease Place,

Charlotte, NC 28262

 (Address of principal executive offices)

(980) 225-5376

(Issuer’s telephone number)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" “RCI” refer to Revolutionary Concepts, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Section 8 - Other Events

Item 8.01 Other Events

Revolutionary Concepts Share Repurchase Program and Direct Share Buyback

On October 10, 2014, Revolutionary Concepts Inc.’s (“the Company”), Board of Directors authorized a share repurchase program (the “Share Repurchase Program”), pursuant to which the Company may, from time to time, purchase up to 140,306,965 shares of its common stock, for an aggregate repurchase price of up to $7 million and is subject to change based on the market conditions at the time of planned purchases.

Share repurchases may be executed through various means, including, without limitation, open market transactions, privately negotiated transactions or tender offers. The Share Repurchase Program does not have an expiration date and does not obligate the Company to purchase any shares under the share repurchase program. The authorization for the Share Repurchase Program may be terminated, increased or decreased by the Company’s Board of Directors at any time.

The timing, actual amount of any shares repurchased and value of shares will be determined based on a number of factors, including the Corporation’s future financial performance, and available cash resources, evaluation of market conditions, prevailing market prices of its common stock, the number of shares that become available for sale at prices the Company believes are attractive, corporate and regulatory requirements, economic conditions and other factors.

Repurchases will be made in compliance with all SEC rules and other legal requirements and may be made I part under a Rule 10b5-1 plan, which permits stock repurchases when the Company might otherwise be precluded from doing so. Any open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.

Revolutionary Concepts Inc., Safe Harbor Language

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K includes forward-looking statements. Each forward-looking statement contained in this report is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the risks identified under the heading “Risk Factors” in REVO’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC, as well as the other information we file with the SEC.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1   a. Press Release dated October 13, 2014 of the Registrant

          b. Press Release dated October 13, 2014 of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Revolutionary Concepts, Inc.
Date: October 13, 2014	By:	/s/ Ronald Carter
Ronald Carter Chairman and President

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